Exhibit 1.2






                      Delaware First Financial Corporation
                            _______ to _______ Shares

                                  Common Stock
                           (Par Value $.01 Per Share)

                                $10.00 Per Share

                            SALES AGENCY AGREEMENT
                            ----------------------


Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina 27609

Dear Sirs:

         Delaware First Financial Corporation, a Delaware-chartered corporation (the "Company"), and Ninth Ward Savings Bank, FSB, a Federally-chartered and federally insured mutual savings bank (the "Bank"), hereby confirm, as of ________ ___, 1997, their respective agreements with Trident Securities, Inc. ("Trident"), a broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

         1. Introductory. The Bank intends to convert from a Federally-chartered mutual savings bank to a Federally-chartered stock savings bank as a wholly owned subsidiary of the Company (together with the Offerings, as defined below, the issuance of shares of common stock of the Bank to the Company and the incorporation of the Company, the "Conversion") pursuant to a plan of conversion adopted on June 30, 1997 and as amended on September 17, 1997 (as amended, the "Plan"). In accordance with the Plan, the Company is offering shares of its common stock, par value $.01 per share (the "Shares" and the "Common Stock"), pursuant to nontransferable subscription rights in a subscription offering (the "Subscription Offering") to certain depositors of the Bank and to the Bank's tax-qualified employee benefit plans (ie., the Bank's Employee Stock Ownership Plan (the "ESOP")). Shares of the Common Stock not sold in the Subscription Offering may be offered to the general public in a community offering, with preference given to natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) residing in the State of Delaware and the Pennsylvania counties of Chester and Delaware, the Maryland county of Cecil, and the New Jersey country of Salem (the "Community Offering") (the Subscription and Community Offerings are sometimes referred to collectively as the "Offerings"), subject to the right of the Company and the Bank, in their absolute discretion, to reject orders in the Community Offering in whole or in part. In the Offerings, the Company is offering between __________ and __________ Shares, with the possibility of offering up to __________ Shares without a resolicitation of subscribers, as contemplated by the final regulations regarding mutual-to-stock conversions of the Office of Thrift Supervision ("OTS"). Each Eligible Account Holder and Supplemental Eligible Account Holder (each as defined in the Plan) may purchase in the Subscription Offering the greater of $100,000 of the Common Stock for a single account whether held jointly or



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Trident Securities, Inc.
Sales Agency Agreement
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individually,  $200,000 of the Common Stock when aggregated with purchases by an
Associate of that person (as defined in the Plan) or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder or Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders or Supplemental Eligible Account Holders in the Bank on the Eligibility Record Date; Other Members (as defined in the Plan) may purchase in the Subscription Offering the greater of $100,000 of the Common Stock for a single account whether held jointly or individually, $200,000 of the Common Stock when aggregated with purchases by an Associate of that person (as defined in the Plan) or 0.1 of 1% of the total offering of shares of Conversion Stock. Persons purchasing shares of Common Stock in the Community Offering, together with Associates of (as defined in the Plan) and persons Acting in Concert with such persons (as defined in the Plan), may purchase in the Community Offering the greater of $100,000 of the Common Stock for a single account whether held jointly or individually, $200,000 of the Common Stock when aggregated with purchases by an Associate of that person (as defined in the Plan), except that the Tax-Qualified Employee Stock Benefit Plans may purchase up to 10% of the total shares of Conversion Stock to be issued in the Stock Conversion.

         The Company and the Bank have been advised by Trident that it will utilize its best efforts in assisting the Company and the Bank with the sale of the Shares in the Offerings and, if deemed necessary by the Company in a syndicated community offering. Prior to the execution of this Agreement, the Company has delivered to Trident the Prospectus dated __________, 1997 (as hereinafter defined) and all supplements thereto to be used in the Offerings. Such Prospectus contains information with respect to the Company, the Bank and the Shares.

         2. Representations and Warranties.

         (a) The Company and the Bank jointly and severally represent and warrant to Trident that:

               (i) The Company has filed with the Comnission a registration statement, including exhibits and an amendment or amendments thereto, on Form SB-2 (No. 333-_____), including a Prospectus relating to the Offerings, for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"); and such registration statement has become effective under the Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the Company's best knowledge, threatened by the Commission. Except as the context may otherwise require, such registration statement, as amended or supplemented, on file with the Commission at the time the registration statement became effective, including the Prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, as amended and supplemented, is herein called the "Registration Statement," and the prospectus, as amended or supplemented, on file with the



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Trident Securities, Inc.
Sales Agency Agreement
Page 3

          Commission at the time the Registration Statement became effective is herein called the "Prospectus," except that if the prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Commission under the Act (together with the enforceable published policies and releases of the Commission thereunder, the "SEC Regulations") differs from the form of prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with or mailed for filing to the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively. If any Shares remain unsubscribed following completion of the Subscription Offering and the Community Offering, the Company (i) will promptly file with the Commission a post-effective amendment to such Registration Statement relating to the results of the Subscription and the Community Offerings, any additional information with respect to the proposed plan of distribution and any revised pricing information or
          (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and the Community Offerings and pricing information pursuant to Rule 424(c) of the SEC Regulations, in either case in a form reasonably acceptable to the Company and Trident.

               (ii) The Bank has filed an Application for the Mutual-to-Stock Conversion, including exhibits (as amended or supplemented, the "Application") with the OTS under Home Owners' Loan Act ("HOLA") and the enforceable rules and regulations, including published policies and actions, of the OTS thereunder (the "OTS Regulations"), which has been approved by the OTS; and the Prospectus and the proxy statement for the solicitation of proxies from members for the special meeting to approve the Plan (the "Proxy Statement") included as part of the Application have been approved for use by the OTS. No order has been issued by the OTS preventing or suspending the use of the Prospectus or the Proxy Statement; and no action by or before the OTS revoking such approvals is pending or, to the Bank's best knowledge, threatened.


               (iii) At the date of the Prospectus and at all times subsequent thereto through and including the Closing Date (i) the Registration Statement and the Prospectus (as amended or supplemented, if amended or supplemented) complied with the Act and the SEC Regulations, (ii) the Registration Statement (as amended or supplemented, if amended or supplemented) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus (as amended or supplemented, if amended or supplemented) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were




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Trident Securities, Inc.
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Page 4

          made,not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank relating to Trident by or on behalf of Trident expressly for use in the Registration Statement or Prospectus.

               (iv) The Company has been duly incorporated as a Delaware corporation, and the Bank has been duly organized as a mutual savings bank under the laws of the United States, and each of them is validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own its property and conduct its business as described in the Registration Statement and Prospectus; the Bank is a member in good standing of the Federal Home Loan Bank of Pittsburgh; and the deposit accounts of the Bank are insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC") up to the applicable legal limits. Each of the Company and the Bank is not required to be qualified to do business as a foreign corporation in any jurisdiction where nonqualification would have a material adverse effect on the Company and the Bank, taken as a whole. The Bank does not own equity securities of or an equity interest in any business enterprise except as described in the Prospectus. Upon amendment of the Bank's charter and bylaws as provided in the rules and regulations of the OTS and completion of the sale by the Company of the Shares as contemplated by the Prospectus: (i) the Bank will be converted pursuant to the Plan to a Federally chartered capital stock savings bank with full power and authority to own its property and conduct its business as described in the Prospectus, (ii) all of the authorized and outstanding capital stock of the Bank will be owned of record and beneficially by the Company, and (iii) the Company will have no direct subsidiaries other than the Bank. The activities of the Bank are permissible to subsidiaries of a savings and loan holding company by the rules, regulations, policies and practices of the OTS.

               (v) The Bank has good, marketable and insurable title to all assets material to its business and to those assets described in the Prospectus as owned by it, free and clear of all material Hens, charges, encumbrances or restrictions, except for liens for taxes not yet due, except as described in the Prospectus and except as could not in the aggregate have a material adverse effect upon the operations or financial condition of the Bank; and all of the leases and subleases material to the operations or financial condition of the Bank, under which it holds properties, including those described in the Prospectus, are in full force and effect as described therein.

               (vi) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of each of the Company and the Bank, and this Agreement is a valid and binding obligation with valid execution and delivery of each of the Company and the Bank, enforceable in accordance with its terms (except as the



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Trident Securities, Inc.
Sales Agency Agreement
Page 5

          enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository institution holding companies the accounts of whose subsidiaries are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Section 23A of the Federal Reserve Act, 12 U.S.C. Section 371c ("Section 23A")).

               (vii) There is no litigation or governmental proceeding pending or, to the best knowledge of the Company or the Bank, threatened against or involving the Company or the Bank or any of their respective assets which individually or in the aggregate would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations and business, including the assets and properties, of the Company and the Bank, taken as a whole.

               (viii) The Company and the Bank have received the opinions of Peabody and Brown, Washington, D.C. with respect to federal tax consequences of the Conversion, and of Young, Conaway, Stargatt &
          Taylor with respect to Delaware income tax consequences of the Conversion, to the effect that the Conversion will constitute a tax free reorganization under the Internal Revenue Code of 1986, as amended, and will not be a taxable transaction for the Bank or the Company under the laws of Delaware, and the facts relied upon in such opinions are accurate and complete.

               (ix) Each of the Company and the Bank has all such corporate power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof, subject to the limitations set forth herein and subject to the satisfaction of certain conditions imposed by the OTS in connection with its approval of the Application, and except as may be required under the securities, or "blue sky," laws of various jurisdictions, and in the case of the Company, as of the Closing Date, will have such approvals and orders to issue and sell the Shares to be sold by the Company as provided herein, and in the case of the Bank, as of the Closing Date, will have such approvals and orders to issue and sell the Shares of its Common Stock to be sold to the Company as provided in the Plan, subject to the issuance of an amended charter in the form required for Federally chartered stock savings banks (the "Stock Charter"), the form of which Stock Charter has been approved by the OTS.

               (x) Neither the Company nor the Bank is in violation of any rule or regulation of the OTS that could reasonably be expected to result in any enforcement action against the Company or the Bank or their officers or directors that might have a material adverse effect on the condition (financial or otherwise), operations, businesses,



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Trident Securities, Inc.
Sales Agency Agreement
Page 6

          assets or properties of the Company and the Bank, taken as a whole.

               (xi) The financial statements and any related notes or schedules which are included in the Registration Statement and the Prospectus fairly present the financial condition, income, equity and cash flows of the Bank at the respective dates thereof and for the respective periods covered thereby and comply as to form with the applicable accounting requirements of the SEC Regulations and the applicable accounting regulations of the OTS. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth therein, and such financial statements are consistent with financial statements and other reports filed by the Bank with supervisory and regulatory authorities except as such generally accepted accounting principles may otherwise require. The tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods therein.

               (xii) There has been no material change in the condition (financial or otherwise), results of operations or business, including assets and properties, of the Company and the Bank, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as set forth therein; and the capitalization, assets, properties and business of each of the Company and the Bank conform to the descriptions thereof contained in the Prospectus. Neither the Company nor the Bank has any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

               (xiii) There has been no breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under, or creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Bank pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party or by which either of them or any of their respective assets or properties may be bound or is subject, or violation of any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Company and the Bank taken as a whole; all agreements which are material to the condition (financial or otherwise), results of operations or business of the Company and the Bank taken as a whole are in full force and effect, and no party to any such agreement has instituted or, to the best knowledge of the Company and the Bank, threatened any action or proceeding wherein the Company or the Bank would be alleged to be in default thereunder.



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               (xiv)  Neither the Company  nor the Bank is in  violation  of its respective articles of incorporation or charter or bylaws. The execution and delivery hereof and the consummation of the transactions contemplated hereby by the Company and the Bank do not conflict with or result in a breach of the articles of incorporation or charter or bylaws of the Company or the Bank (in either mutual or stock form) or constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Bank pursuant to any of the terms, provisions or conditions of any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party or violate any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the OTS in connection with its approval of the Application), which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations or business of the Company and the Bank taken as a whole.

               (xv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Closing Date (as hereinafter defined), except as otherwise may be indicated or contemplated therein, none of the Company or the Bank has issued any securities which will remain issued at the Closing Date or incurred any liability or obligation, direct or contingent or borrowed money, except borrowings or liabilities in the ordinary course of business, or entered into any other transaction not in the ordinary course of business and consistent with prior practices, which is material in light of the business of the Company and the Bank, taken as a whole.

               (xvi) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be within the range as set forth in the Prospectus under the caption "Capitalization," and no Common Stock of the Company shall be outstanding immediately prior to the Closing Date; the issuance and the sale of the Shares of the Company have been duly authorized by all necessary action of the Company and approved by the OTS and, when issued in accordance with the terms of the Plan and paid for, shall be validly issued, fully paid and nonassessable and shall conform to the description thereof contained in the Prospectus; the issuance of the Shares is not subject to preemptive rights, except as set forth in the Prospectus; and good title to the Shares will be transferred by the Company upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens against the Company whatsoever. The certificates representing the Shares



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Trident Securities, Inc.
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Page 8

          will conform in all material respects with the requirements of applicable laws and regulations. The issuance and sale of the capital stock of the Bank to the Company has been duly authorized by all necessary action of the Bank and the Company and appropriate regulatory authorities (subject to the satisfaction of various conditions imposed by the OTS in connection with its approval of the Application), and such capital stock, when issued in accordance with the terms of the Plan, will be fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus.

               (xvii) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for such approvals as have been obtained, the declaration of effectiveness of any required post-effective amendment by the Commission and approval thereof by the OTS, the issuance of the Stock Charter by the OTS and as may be required under the securities laws of various jurisdictions.

               (xviii) All contracts and other documents required to be filed as exhibits to the Registration Statement or the Application have been filed with the Commission or the OTS, as the case may be.

               (xix) Deloitte & Touche, LLP, which has audited the financial statements of the Bank as of December 31, 1996 and 1995 included in the Prospectus, is an independent public accountant within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

               (xx) For the past five years, the Company and the Bank have timely filed all required federal, state and local income or franchise tax returns, and no deficiency has been asserted with respect to such returns by any taxing authorities, and the Company and the Bank have paid all taxes that have become due and, to the best of the knowledge of the Company and the Bank, the Company and the Bank have made adequate reserves for similar future tax liabi1ities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, would not have a material adverse effect on the condition of the Company and the Bank taken, as a whole.

               (xxi) All of the loans represented as assets of the Bank on the most recent financial statements of the Bank included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulation Z and 12 C.F.R.
          Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a material adverse effect on the Company and the



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Page 9

          Bank taken as a whole.

               (xxii) The records of account holders, depositors, borrowers and other members of the Bank delivered to Trident by the Bank or its agent for use during the Conversion have been prepared or reviewed by the Bank and, to the best knowledge of the Company and the Bank, are reliable and accurate.

               (xxiii) None of the Company or the Bank, or, to the best knowledge of the Company and the Bank, the employees of the Company or the Bank, has made any payment of funds of the Company or the Bank prohibited by law, and no funds of the Company or the Bank have been set aside to be used for any payment prohibited by law.

               (xxiv) To the best knowledge of the Company and the Bank, the Company and the Bank are in compliance with all laws, rules and regulations relating to the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants or contaminants and neither the Company nor the Bank believes that the Company or the Bank is subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for violations which, if asserted, would not have a material adverse effect on the Company and the Bank, taken as a whole. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Company or the Bank, threatened against the Company or the Bank relating to the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants or contaminants. To the best knowledge of the Company and the Bank, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Company or the Bank or, to the best knowledge of the Company or the Bank, has occurred on, in or at any of the facilities or properties of the Company or the Bank, except such disposal, release or discharge which would not have a material adverse effect on the Company and the Bank, taken as a whole.

               (xxv) At the Closing Date (as defined in Section 3 hereof), the Company and the Bank will have completed the conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with, the Plan, the OTS Regulations and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed by the OTS.

         (b) Trident represents and warrants to the Company and the Bank that:

               (i) Trident is registered as a broker-dealer with the Commission, and is in good

Trident Securities, Inc.
Sales Agency Agreement
Page 10

          standing with the Commission and the NASD.

               (ii) Trident is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company and the Bank hereunder.

               (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and this Agreement is a legal, valid and binding obligation of Trident, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers accounts of whose may be protected by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Section 23A).

               (iv) Each of Trident and, to Tridents  knowledge,  its employees, agents and representatives who shall perform any of the services required hereunder to be performed by Trident shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and Trident is a registered selling agent in the jurisdictions listed in Exhibit A hereto and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Shares, until the Conversion is consurnmated or terminated.

               (v) The execution and delivery of this Agreement by Trident, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the corporate charter or bylaws of Trident or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which Trident is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order.

               (vi) Any funds received by Trident to purchase Common Stock will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               (vii) There is not now pending or, to Trident's knowledge, threatened against Trident any action or proceeding before the Commission, the NASD, any state

Trident Securities, Inc.
Sales Agency Agreement
Page I I

          securities commission or any state or federal court concerning Trident' s activities as a broker-dealer.

         3. Emp1oyment of Trident: Sale and Delivery of the Shares: On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Bank hereby employ Trident as their agent to utilize its best efforts in assisting the Company with the Company's sale of the Shares in the Subscription Offering and Community Offering. The employment of Trident hereunder shall terminate (a) forty-five
(45) days after the Subscription and Community Offering closes, unless the Company and the Bank, with the approval of the OTS, are permitted to extend such period of time, or (b) upon consummation of the Conversion, whichever date shall first occur.

         In the event the Company is unable to sell a minimum of _______ Shares (or such lesser amount as the OTS may permit) within the period herein provided, this Agreement shall terminate, and the Company and the Bank shall refund promptly to any persons who have subscribed for any of the Shares, the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 6, 8 and 9 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Bank until all Shares are sold and paid for were made prior to the commencement of the Subscription and Community Offering, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if all Shares are sold.

         If all conditions precedent to the consummation of the Conversion are satisfied, including the sale of all Shares required by the Plan to be sold, the Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers thereof for such Shares on the Closing Date against payment to the Company by any means authorized pursuant to the Prospectus, at the principal office of the Company at 400 Delaware Avenue, Wilmington, Delaware 19801 or at such other place as shall be agreed upon between the parties hereto. The date upon which the Company shall release the Shares sold in the Offerings in accordance with the terms hereof is herein called the "Closing Date."

         Trident agrees either (a) upon receipt of an executed order form of a subscriber to forward the offering price of the Common Stock ordered on or before twelve noon on the next business day following receipt or execution of an order form by Trident to the Bank for deposit in a segregated account or (b) to solicit indications of interest in which event (i) Trident will subsequently contact any potential subscriber indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the subscribees behalf, (ii) Trident will mail acknowledgments of receipt of orders to each subscriber confirming interest on the business day following such confimiation, (iii) Trident will debit accounts of such subscfibers on the fifth business day ("debit date") following receipt of the confirmation referred to in (i), and (iv) Trident will forward completed order forms together with such funds to the Bank on or before twelve noon on

Trident Securities, Inc.
Sales Agency Agreement
Page 12

the next business day following the debit date for deposit in a segregated account. Trident acknowledges that if the procedure in (b) is adopted, subscribers' funds are not required to be in their accounts until the debit date.

         In addition to the expenses specified in Section 6 hereof Trident shall receive the following compensation for its services hereunder:

               (a) (i) a proxy solicitation and conversion center management fee in the amount of $10,000, (ii) a commission equal to one and one half percent (1.5%) of the aggregate dollars amount of capital stock sold in the subscription and community offerings, excluding any shares of conversion stock sold to the Bank's directors, executive officers and the ESOP. Additionally, commissions, will be excluded on those shares sold to Associates (as defined in the Plan) of the Bank's directors and executives officers, and (iii) for stock sold by other NASD member firms under selected dealer's agreements, the commission shall not exceed a fee to be agreed upon jointly by Trident, the Company and the Bank to reflect market requirements at the time of the stock allocation in a Syndicated Community Offering. All such fees are to be payable in next-day funds to Trident on the Closing Date.

               (b) Trident shall be reimbursed for allocable expenses, including but not limited to travel, communications, legal fees and expenses and postage, incurred by it whether or not the Offerings are successfully completed; provided, however, that neither the Company nor the Bank shall pay or reimburse Trident for any of the foregoing expenses accrued after Trident shall have notified the Company or the Bank of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Company or the Bank shall have given notice in accordance with Section 12 hereof that Trident is in breach of this Agreement. Trident's reimbursable out of pocket expenses will not exceed $10,000 and its reimbursable legal fees will not exceed $27,500 (excluding out of pocket expenses). Full payment to defray Trident's reimbursable expenses shall be made in next-day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business days of receipt by the Company of a written request from Trident for reimbursement of its expenses. Trident acknowledges receipt of $2,000 advance payment from the Bank which shall be credited against the total reimbursement due Trident hereunder.

               (c) Notwithstanding the limitations on reimbursement of Trident for allocable expenses provided in the immediately preceding paragraph
          (b), in the event that a resolicitation, for a reason other than failure to obtain sufficient orders to reach the minimum of the estimated price range established in the Conversion, or other event causes the Offerings to be extended beyond their original expiration date, Trident shall be reimbursed for its allocable expenses incurred during such extended period, provided that the allowance for allocable expenses provided for in the immediately preceding paragraph (b) above have been exhausted and subject to the following. Such reimbursement shall be in amount equal to the product obtained by dividing $10,000 (original out-of-pocket expenses) by the total number of days of the unextended

Trident Securities, Inc.
Sales Agency Agreement
Page 13

          Subscription Offering (calculated from the date of the Prospectus to the intended close of the Subscription Offering as stated in the Prospectus) and multiplying such product by the number of days of the extension (that number of days from the date of the supplemental prospectus used in the extended Subscription Offering to the closing of the extension of the Subscription Offering described in such supplemental prospectus).

          The Company shall pay any stock issue and transfer taxes which may be payable with respect to the sale of the Shares. The Company and the Bank shall also pay all expenses of the Conversion incurred by them or on their prior approval including but not limited to their attorneys' fees, NASD filing fees, and attorneys' fees relating to any required state securities laws research and filings, telephone charges, air freight, rental equipment, supplies, transfer agent charges, fees relating to auditing and accounting and costs of printing all documents necessary in connection with the Conversion.

         4. Offering. Subject to the provisions of Section 7 hereof, Trident is assisting the Company on a best efforts basis in offering a minimum of _______ and a maximum of _______ Shares, with the possibility of offering up to _______ Shares (except as the OTS may permit to be decreased or increased) in the Subscription and Community Offerings. The Shares are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

         5. Further Agreement. The Company and the Bank jointly and severally covenant and agree that:

               (a) The Company shall deliver to Trident, from time to time, such number of copies of the Prospectus as Trident reasonably may request. The Company authorizes Trident to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares.

               (b) The Company will notify Trident immediately upon discovery, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed, (ii) of the issuance by the Conunission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction, and (iv) of the receipt of any comments from the staff of the Commission relating to the Registration Statement. If the Commission enters a stop order relating to the Registration Statement at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

               (c) During the time when a prospectus is required to be delivered under the Act, the Company will comply so far as it is able with all requirements imposed upon it by the Act, as now in effect and hereafter amended, and by the SEC Regulations, as from time to the in

Trident Securities, Inc.
Sales Agency Agreement
Page 14

          force, so far as necessary to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares any event relating to or affecting the Company and the Bank, taken as a whole, shall occur as a result of which it is necessary, in the opinion of counsel for Trident, with the concurrence of counsel to the Company, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company forthwith shall prepare and furnish to Trident a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus of which Trident has not first been funished a copy or to which Trident shall reasonably object after having been furnished such copy. For the purposes of this subsection the Company and the Bank shall furnish such information with respect to themselves as Trident from time to time may reasonably request. The Company shall reimburse Trident for its costs, including legal expenses, in connection with any amendment or supplement to the Registration Statement or Prospectus with respect to any event described in this paragraph.

               (d) The Company and the Bank have taken or will take all reasonably necessary action as may be required to qualify or register the Shares for offer and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and either the Company or its counsel may agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

               (e) Appropriate entries will be made in the financial records of the Bank sufficient to establish a liquidation account for the benefit of eligible account holders and supplemental eligible account holders in accordance with the requirements of the OTS.

               (f) The Company will file a registration statement for the Common Stock under Section 12(g) of the Exchange Act, prior to completion of the stock offering pursuant to the Plan and shall request that such registration statement be effective upon completion of the Conversion. The Company shall maintain the effectiveness of such registration for a minimum period of three years or for such shorter period as may be required by applicable law.

Trident Securities, Inc.
Sales Agency Agreement
Page 15

               (g) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the regulations promulgated under the Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

               (h) For a period of three (3) years from the date of this Agreement (unless the Common Stock shall have been deregistered under the Exchange Act), the Company will furnish to Trident, as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year, and the Company will furnish to Trident (i) as soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other public information concerning the Company as Trident may reasonably request.

               (i) The Company shall use the net proceeds from the sale of the Shares consistently with the manner set forth in the Prospectus.

               (j) The Company shall not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived by Trident.

               (k) The Company or its agent (other than Trident) shall advise Trident, if necessary, as to the allocation of deposits, in the case of eligible account holders, and votes, in the case of other members, and of the Shares in the event of an oversubscription and shall provide Trident final instructions as to the allocation of the Shares ("Allocation Instructions") in such event and such information shall be accurate and reliable. Trident shall be entitled to rely on such instructions and shall have no liability in respect of its reliance thereon, including without limitation, no liability for or related to any denial or grant of a subscription in whole or in part.

               (l) The Company and the Bank will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and Withholding."

         6. Payment of Expenses. Whether or not the Conversion is consummated, the Company and the Bank shall pay or reimburse Trident for (a) all filing fees paid or incurred by Trident in connection with all filings with the NASD with respect to the Subscription and Community Offerings, and (b) in addition, if the Company is unable to sell a minimum of _______ Shares or such lesser amount as the OTS may permit or the Conversion is otherwise terminated, the Company and the Bank shall reimburse Trident for allocable expenses incurred by Trident relating to the offering of the Shares as provided in Section 3 hereof, provided, however, that neither the Company nor the Bank shall pay

Trident Securities, Inc.
Sales Agency Agreement
Page 16

or reimburse Trident for any of the foregoing expenses accrued after Trident shall have notified the Company or the Bank of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Company or the Bank shall have given notice in accordance with Section 12 hereof that Trident is in breach of this Agreement.

         7. Conditions of Trident's Obligations. Except as may be waived by Trident, the obligations of Trident as provided herein shall be subject to the accuracy of the representations and warranties contained in Section 2 hereof as of the date hereof and as of the Closing Date, to the performance by the Company and the Bank of their obligations hereunder and to the following conditions:

               (a) At the Closing Date, Trident shall receive the favorable opinions of Peabody and Brown, special counsel for the Company and the Bank, dated the Closing Date, addressed to Trident in form and substance reasonably satisfactory to counsel for Trident and to the effect that:

                    (i) The  Company has been duly  incorporated  and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and the Bank is validly existing as a mutual savings bank in good standing under the laws of the United States, each with full power and authority to own its properties and conduct its business as described in the Prospectus;

                    (ii) each of the Company and the Bank has been  qualified to do business and, to such counsel's knowledge, is in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification or, if not so qualified and in good standing, failure to so qualify would not have any material adverse effect on the Company and the Bank, taken as a whole;

                    (iii) the Bank is a member of the Federal  Home Loan Bank of
               Pittsburgh, and the deposit accounts of the Bank are insured by the SAIF up to the applicable legal limits;

                    (iv) to the knowledge of such counsel, the activities of the
               Bank as such activities are described in the Prospectus are permitted under federal and Delaware law to subsidiaries of a Delaware business corporation, and the Bank does not have any subsidiaries;

                    (v) to the knowledge of such counsel,  the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business as such business is described in the Prospectus, all such licenses, permits and other governmental authorizations are in full force and effect and the Bank is in all

Trident Securities, Inc.
Sales Agency Agreement
Page 17

               material respects complying therewith, except where the failure to hold such licenses, permits or governmental authorizations or the failure to so comply would not have a material adverse effect on the Company and the Bank, taken as a whole;

                    (vi) the Plan complies  with,  and, to the knowledge of such counsel, the Conversion of the Bank from a Federally-chartered mutual savings bank to a Federally-chartered stock savings bank and the creation of the Company as a holding company for the Bank have been effected in all material respects in accordance with, the laws of the State of Delaware and the OTS Regulations (except for compliance with certain post-closing conditions imposed by the OTS as to which no opinion need be rendered); to such counsel's knowledge, all of the terms, conditions, requirements and provisions with respect to the Plan and the Conversion imposed by the OTS, except with respect to the filing or submission of certain required post-Conversion reports or other materials by the Company or the Bank, have been complied with by the Company and the Bank, and, to the knowledge of such counsel, no person has sought to obtain regulatory or judicial review of the final action of the OTS in approving the Application;

                    (vii) the Company and Bank have  authorized  Common Stock as set forth in the Registration Statement and the Prospectus, and the description of such Common Stock in the Registration Statement and the Prospectus is accurate in all material respects;

                    (viii) the  issuance  and sale of the Shares  have been duly and validly authorized by all necessary corporate action on the part of the Company; the Shares, upon receipt of payment and issuance in accordance with the terms of the Plan and this Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights, and good title thereto shall be transferred by the Company free and clear of all claims,
               encumbrances,   security  interests  and  liens  created  by  the
               Company;

                    (ix) the  certificates for the Shares are in proper form and comply in all material respects with applicable Delaware law;

                    (x) the issuance  and sale of the capital  stock of the Bank to the Company have been duly authorized by all necessary corporate action of the Bank and the Company and have received the approval of the OTS, and such capital stock, upon receipt of payment and issuance in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and owned of record and, to the knowledge of such counsel, beneficially by the Company;

                    (xi) subject to the  satisfaction  of the  conditions to the
               OTS's  approval  of  the   Application,   no  further   approval,
               authorization, consent or other order of any federal

Trident Securities, Inc.
Sales Agency Agreement
Page 18

               banking or securities agency or the OTS or any other public Delaware board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Conversion, except with respect to the issuance to the Bank of the Stock Charter by the OTS and as may be required under the "blue sky" laws of various jurisdictions,

                    (xii) the execution  and delivery of this  Agreement and the consummation of the Conversion have been duly and validly authorized by all necessary corporate action on the part of each of the Company and the Bank, and this Agreement is a legal, valid and binding obligation of each of the Company and the Bank, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository institutions whose accounts are insured by the FDIC or depository institution holding companies the accounts of whose subsidiaries are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, or by laws relating to the safety and soundness of insured depository institutions and their affiliates, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or applicable law, including but not limited to Section 23A, as to which no opinion need be rendered);

                    (xiii) to such  counsel's knowledge,  there are no  material legal or governmental proceedings pending or threatened against or involving the assets of the Company or the Bank (provided that for this purpose such counsel need not regard any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Bank, or to such counsel, a present intention to initiate such litigation or proceeding);

                    (xiv) the  statements in the  Prospectus  under the captions
               "Regulation," "Taxation," "Dividend Policy," "Restrictions on Acquisition of the Company" and "Description of Capital Stock of the Company," insofar as they are, or refer to, statements of law or legal conclusions (excluding financial data included therein, as to which an opinion need not be expressed), have been prepared or reviewed by such counsel and are correct in all material respects;

                    (xv) the  Application  has been approved by the OTS, and the
               Prospectus and the Proxy Statement have been authorized for use by the OTS; the Registration Statement and any post-effective amendment thereto has been declared effective by the Commission; except as to any necessary qualifications or registration under the securities laws of the jurisdictions in which the Shares were offered, no further approval of any governmental authority is required for the issuance and sale of the


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Trident Securities, Inc.
Sales Agency Agreement
Page 19

               Shares (subject to the satisfaction of various conditions subsequent imposed by the OTS in connection with its approval of the Application, and no proceedings are pending by or before the Commission or the OTS seeking to revoke or rescind the orders declaring the Registration Statement effective, approving the Application, or, to the knowledge of such counsel are contemplated or threatened;

                    (xvi) the execution  and delivery of this  Agreement and the consummation of the Conversion by the Company and the Bank do not conflict with or result in a breach of the articles of incorporation or bylaws of the Company or the Bank (in either mutual or stock form), or, to the best knowledge of such counsel, constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Bank pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party (other than the establishment of the liquidation account pursuant to the Plan) or violate any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the OTS in connection with its approval of the Application), which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Company and the Bank taken as a whole,

                    (xvii) to the knowledge of such  counsel,  there has been no material breach of any provision of the Company's or the Bank's articles of incorporation or charter or bylaws or breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party or by which either of them or any of their respective assets or properties may be bound or is subject, or violation of any governmental license or permit, or a violation of any enforceable published law, administrative regulation or order, or court order, writ, injunction or decree which breach, default encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Company and the Bank taken as a whole; and,

                    (xviii) the  Application,  the Registration  Statement,  the
               Prospectus and the Proxy Statement, in each case as amended, comply as to form in all material respects with the requirements of the Act, the HOLA, the SEC Regulations, and the OTS Regulations, as the case may be (except as to information with respect to Trident included therein and financial statements, notes to financial statements, financial tables

Trident Securities, Inc.
Sales Agency Agreement
Page 20

               and other financial and statistical data, including the appraisal and related stock valuation information, included therein, as to which an opinion need not be expressed); to such counsel's knowledge, all documents and exhibits required to be filed with the Application, and the Registration Statement have been so filed, and the descriptions in the Application and the Regisntion Statement of such documents and exhibits are accurate in all material respects.

               In rendering such opinions, such counsel may rely as to matters of fact on certificates of officers and directors of the Company and the Bank and certificates of public officials delivered pursuant hereto. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company and the Bank. Such opinions may be governed by, and interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991), and, as a consequence, references in such opinions to such counsel's "knowledge" may be limited to "actual knowledge" as defined in the Accord (or knowledge based on certificates). Such opinions may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinions, such counsel need assume no obligation to revise or supplement them should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any regulations or any policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Company and the Bank of this Agreement or the issuance of the Shares.

               (b) At the Closing  Date,  Trident  shall  receive the letters of
          Peabody and Brown, special counsel for the Company and the Bank, dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident and to the effect that based on such counsel's participation in conferences with representatives of the Company, the Bank, its counsel, the independent appraiser, the independent certified public accountants, Trident and its counsel, review of documents and understanding of applicable law (including the requirements of Form SB-2) and the experience such counsel has gained in its practice under the Act, nothing has come to such counsel's attention that would lead it to believe that the Registration Statement, as amended (except as to information in respect of Trident contained therein and except as to the financial statements, notes to financial statements, financial tables and other financial and statistical data and stock valuation information contained therein, as to which such counsel need express no comment), at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, or that the Prospectus, as amended (except as to information in respect of Trident contained therein and except as to financial statements, notes to financial statements, financial tables and other financial and statistical data and stock valuation information contained therein as to which such counsel need express no comment), as of its date and at the Closing Date, contained any untrue

Trident Securities, Inc.
Sales Agency Agreement
Page 21

          statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (in making this statement such counsel may state that it has not undertaken to verify independently the information in the Registration Statement or Prospectus and, therefore, does not assume any responsibility for the accuracy or completeness thereof).

               (c) Counsel for Trident shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by Trident, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Company and the Bank regarding the authorization of this Agreement and the transactions contemplated hereby.

               (d) Prior to and at the Closing Date, in the  reasonable  opinion of Trident, (i) there shall have been no material adverse change in the condition, financial or otherwise, business or results of operations of the Company and the Bank, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no transaction entered into by the Company or the Bank after the latest date as of which the financial condition of the Company or the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not material to the Company and the Bank, taken as a whole; (iii) none of the Company or the Bank shall have received from the OTS, the FDIC or the Commission any directive (oral or written) to make any change in the method of conducting their respective businesses which is material to the business of the Company and the Bank, taken as a whole, with which they have not complied;
          (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Company or the Bank or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, operations, financial condition or income of the Company and the Bank, taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and the Company shall have agreed upon.

               (e) At the Closing Date,  Trident shall receive a certificate  of the principal executive officer and the principal financial officer of each of the Company and the Bank, dated the Closing Date, to the effect that: (i) they have examined the Prospectus and, at the time the Prospectus became authorized by the Company for use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Company or the Bank;
          (ii) since the date the Prospectus became authorized by the Company for use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including

Trident Securities, Inc.
Sales Agency Agreement
Page 22

          specifically, but without limitation, any material change in the business, condition (financial or otherwise) or results of operations of the Company or the Bank and, the conditions set forth in clauses
          (ii) through (iv) inclusive of subsection (d) of this Section 7 have been satisfied; (iii) to the best knowledge of such officers, no order has been issued by the Commission or the OTS to suspend the Subscription Offering or the Community Offering or the effectiveness of the Prospectus, and no action for such purposes has been instituted or threatened by the Commission or the OTS; (iv) to the best knowledge of such officers, no person has sought to obtain review of the final actions of the OTS approving the Plan; and (v) all of the representations and warranties contained in Section 2 of this
          Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

               (f) At the Closing Date, Trident shall receive, among other documents, (i) copies of the letters from the OTS authorizing the use of the Prospectus and the Proxy Statement, (ii) a copy of the order of the Commission declaring the Registration Statement effective; (iii) copies of the letters from the OTS evidencing the corporate existence of the Bank; (iv) a copy of the letter from the appropriate Delaware authority evidencing the incorporation (and, if generally available from such authority, good standing) of the Company; (v) a copy of the Company's articles of incorporation certified by the appropriate Delaware governmental authority; and, (vi) if available, a copy of the letter from the OTS approving the Banks Stock Charter.

               (g) As soon as available after the Closing Date, Trident shall receive a certified copy of the Bank's Stock Charter executed by the an appropriate official of the OTS.

               (h) Concurrently with the execution of this Agreement, Trident acknowledges receipt of a letter from Deloitte & Touche LLP, independent certified public accountants, addressed to Trident and the Company, in substance and form satisfactory to counsel for Trident, with respect to the financial statements and certain financial information contained in the Prospectus.

               (i) At the Closing Date, Trident shall receive a letter in form and substance satisfactory to counsel for Trident from Deloitte and Touche LLP, independent certified public accountants, dated the Closing Date and addressed to Trident and the Company, confirming the statements made by them in the letter delivered by them pursuant to the preceding subsection as of a specified date not more than five (5) days prior to the Closing Date.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Trident and its counsel, satisfactory to Trident and its counsel. Any certificates signed by an officer or director of the Company or the Bank prepared for Trident's reliance and delivered to Trident or to counsel for Trident shall be deemed a representation and warranty by the Company and the Bank to Trident as to the statements made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so

Trident Securities, Inc.
Sales Agency Agreement
Page 23

fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If Trident terminates this Agreement as aforesaid, the Company and the Bank shall reimburse Trident for its expenses as provided in
Section 3(b) hereof

         8. Indemnification.

               (a) The  Company  and the Bank  jointly  and  severally  agree to indemnify and hold harmless Trident, its officers, directors and employees and each person, if any, who controls Trident within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) arising out of or based upon (A) any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading, contained in (i) the Registration Statement or the Prospectus or (ii) any application (including the Application) or other document or communication (in this Section 8 collectively called "Applications") prepared or executed by or on behalf of the Company or the Bank or based upon written information furnished by or on behalf of the Company or the Bank, filed in any jurisdiction, to effect the Conversion or qualify the Shares under the securities laws thereof or filed with the OTS or the Commission with respect to the Conversion, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Bank with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any of the Applications, as the case may be, or (B) the participation by Trident in the Conversion. This indemnity shall be in addition to any liability the Company and the Bank may have to Trident otherwise. This indemnity shall not be applicable with respect to any loss, liability, claim damage or expense whatsoever if it is determined by final judgment of a court having jurisdiction over the matter that such loss, liability, claim, damage or expense was primarily the result of Trident's willful misconduct or gross negligence.

               (b) The Company shall indemnify and hold Trident harmless for any liability whatsoever arising out of (i) the Allocation Instructions or
          (ii) any records of account holders, depositors, borrowers and other members of the Bank delivered to Trident by the Bank or its agents for use during the Conversion.

               (c) Trident agrees to indemnify and hold harmless the Company and the Bank, their officers, directors and employees and each person, if any, who controls the Company and the Bank within the meaning of
          Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Bank to Trident, but

Trident Securities, Inc.
Sales Agency Agreement
Page 24

          only with respect to (A) statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof, in any Application or to a purchaser of the Shares in reliance upon, and in conformity with, written information furnished to the Company or the Bank with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or in any of the Applications, or (B) any liability of the Company or the Bank which is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have primarily resulted from gross negligence or willful misconduct of Trident.

               (d) Promptly  after  receipt by an  indemnified  party under this
          Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
          Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with the other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this
          Section 8 if any settlement of any such action is effected without such indemnifying party's consent. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys for each indemnified party in connection with any one action, proceeding, claim or suit or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances unless such indemnified parties receive an opinion of counsel that they need separate representation because of potential conflicts of interest between such indemnified parties or because some indemnified parties have claims or defenses which are not shared by other indemnified parties. To the extent required by law, this Section 8 is subject to and limited by the provisions of Section 23A.

Trident Securities, Inc.
Sales Agency Agreement
Page 25

         9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 8 above is for any reason held to be unavailable to Trident, the Company and/or the Bank other than in accordance with its terms, the Company or the Bank and Trident shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company or the Bank and Trident (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank on the one hand and Trident on the other from the offering of the Shares or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company or the Bank on the one hand and Trident on the other hand in connection with the statements or omissions which resulted in such losses, claim damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Bank on the one hand and Trident on the other shall be deemed to be in the same proportions as the total net proceeds from the Conversion received by the Company and the Bank bear to the total fees received by Trident under this Agreement. The relative fault of the Company or the Bank on the one hand and Trident on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Bank or by Trident and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Bank and Trident agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, Trident shall not be required to contribute any amount in excess of the amount by which fees owed Trident pursuant to this Agreement exceeds the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. To the extent required by law, this Section 9 is subject to and limited by public policy and applicable law, including but not limited to the provisions of Section 23A.

         10. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Company and the Bank and Trident and the representation and warranties of the Company and the Bank and of Trident set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or

Trident Securities, Inc.
Sales Agency Agreement
Page 26

on behalf of Trident or the Company or the Bank or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of Trident, the Company, the Bank and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         11. Termination. Trident may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

               (a) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in Trident's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange shall have suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has material effect on the Bank or the Conversion, or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the capitalization, condition or business or prospects of the Company, or if the Bank shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured.

               (b) If Trident elects to terminate this Agreement as provided in this Section, the Company and the Bank shall be notified promptly by Trident by telephone or telegram, confirmed by letter.

               (c) If this Agreement is terminated by Trident for any of the reasons set forth in subsection (a) above, and to fulfill its obligations, if any, pursuant to Sections 3(b), 3(c), 6, 8(a) and 9 of this Agreement and upon demand, the Company and the Bank shall pay Trident the full amount so owing thereunder.

               (d) The Bank may terminate the Conversion in accordance with the terms of the Plan. Such termination shall be without liability to any party, except that the Company and the Bank shall be required to fulfill their obligations pursuant to Sections 3(b), 3(c), 6, 8(a) and 9 of this Agreement.

         12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to Trident shall be mailed, delivered or telegraphed and confirmed to Trident Securities, Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: Mr. R. Lee Burrows, Jr. (with a copy to Elias, Matz, Tiernan & Herrick, LLP, 734 15th Street, N.W., Washington, DC 20005, Attention: Stephen M. Ege, Esquire) and if sent to the Company or the Bank, shall be mailed, delivered or telegraphed and confirmed to Delaware First Financial Corporation, Ninth Ward Savings Bank, 400 Delaware Avenue, Wilmington, Delaware

Trident Securities, Inc.
Sales Agency Agreement
Page 27

19801, Attention: Mr. Ronald P. Crouch, President (with a copy to Peabody & Brown, 1255 23rd Street, N.W., Suite 800, Washington, D.C. 20037, Attention:
Raymond J. Gustini, Esquire).

         13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, Trident, the Company, the Bank and the controlling and other persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

         14. Construction. Unless governed by preemptive federal law, this Agreement shall be governed by and construed in accordance with the substantive laws of North Carolina.

         15.   Counterparts.   This   Agreement  may  be  executed  in  separate
counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

         Please acknowledge your agreement to the foregoing by signing below and returning to the Company one copy of this letter.

DELAWARE FIRST FINANCIAL CORPORATION

By:________________
Ronald P. Crouch
President and Chief
Executive Officer

Date:______________

NINTH WARD SAVINGS BANK, FSB

By:________________
Ronald P. Crouch
President and Chief
Executive Officer

Date:______________

Agreed to and accepted:

TRIDENT SECURITIES, INC.

Trident Securities, Inc.
Sales Agency Agreement
Page 28

By:__________________


Date:________________

                                                                       Exhibit A

Trident Securities, Inc. is a registered selling agent in the jurisdictions listed below:

         Alabama                    Missouri
         Arizona                    Nebraska
         Arkansas                   Nevada
         California                 New Hampshire
         Colorado                   New Jersey
         Connecticut                New Mexico
         Delaware                   New York
         District of Columbia       North Carolina
         Florida                    North Dakota (Trident Securities, Inc. only,
                                       no agents)
         Georgia                    Ohio
         Idaho                      Oklahoma
         Illinois                   Oregon
         Indiana                    Pennsylvania
         Iowa                       Rhode Island
         Kansas                     South Carolina
         Kentucky                   Tennessee
         Delaware                   Texas
         Maine                      Vermont
         Maryland                   Virginia
         Massachusetts              Washington
         Michigan                   West Virginia
         Minnesota                  Wisconsin
         Mississippi                Wyoming

Trident Securities, Inc. is not a registered selling agent in the jurisdictions listed below:

         Alaska
         Hawaii
         Montana
         South Dakota
         Utah